Exhibit 23.2



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Experts" and to the use of our report dated August 22, 1995 with respect to the combined financial statements of PPM S.A. and Legris Industries, Inc. and our report dated August 22, 1995 with respect to the consolidated financial statements of PPM Cranes, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-01449) and related Prospectus of Terex Corporation for the registration of Series B 13 1/4% Senior Secured Notes due 2002.


                                                /s/ Ernst & Young LLP

                                                Greenville, South Carolina
                                                June 10, 1996


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